UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, the Compensation and Organization Committee (the “Compensation Committee) of the KeyCorp Board of Directors approved a new KeyCorp Executive Annual Performance Plan (the “Plan”) to govern the annual incentive compensation opportunities of participating employees. The Plan replaces the KeyCorp 2016 Annual Performance Plan and is effective for annual incentive opportunities granted to participating employees beginning with the 2019 fiscal year.

The participant group in the Plan will consist of the executive officers of KeyCorp and such other employees as designated by the Compensation Committee, in its sole discretion. Each year, the Compensation Committee will establish the award opportunity for each participant, including the applicable performance goals and the methodology for determining the achievement and payout of such awards. The performance goals shall consist of measurable or subjective performance objectives, which may be based on the achievement of financial and/or strategic objectives, and/or may be based on the participant’s achievement of individual goals. Performance criteria used under the Plan may include (but shall not be limited to) one or more of the following, as determined by the Compensation Committee, in its discretion:

(i)

return measures (earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

(ii)	revenue (total revenue, gross revenue, net revenue, revenue growth);

(iii)	income (gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

(iv)	expense factors (noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

(v)	balance sheet measures (loans, deposits, assets, tangible equity);

(vi)	pre provision net revenue;

(vii)	operating leverage;

(viii)	risk measures (net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

(ix)	share price measures (share price, share price increase, total shareholder return);

(x)	capital measures (common equity tier 1, tangible common equity to tangible assets, risk based capital);

(xi)	market capitalization;

(xii)

strategic objectives (branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance); and

(xiii)	any other criteria selected by the Committee.

After the end of each year, the Compensation Committee will certify whether and to what extent the applicable performance goals were achieved and approve the actual payment of the award earned (if any) by each participant for such year. Awards that are earned under the Plan generally will be paid in cash within 70 days following the end of that year, provided the participant remains employed by Key through the date of payment. However, awards earned under the Plan are subject to mandatory deferral pursuant to applicable Key policies.

Any award paid or payable under the Plan shall be subject to forfeiture and repayment to KeyCorp pursuant to the KeyCorp Incentive Compensation Clawback Policy or pursuant to any successor clawback or compensation recovery policy adopted by KeyCorp or any rules or regulations issued by the Securities Exchange Commission or any applicable securities exchange. Awards under the Plan also are subject to risk adjustment in accordance with Key’s Incentive Compensation Program and Policy.

KeyCorp reserves the right to amend and/or terminate the Plan in whole or in part, at any time for any reason.

The foregoing is a summary and is not complete. The full terms of the Plan are set forth in the Plan, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Exhibits

Exhibit Number	Description

10.1	KeyCorp Executive Annual Performance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp
Date: March 15, 2019

/s/ Paul N. Harris
By: Secretary and General Counsel